Exhibit 99.1

Premier Vacation Rental Brands Casago and Vacasa Announce Strategic Merger
Merger will create unmatched vacation rental management platform, strengthening commitment to homeowners and exceptional, locally-driven vacation rental management services

PHOENIX, Ariz., and PORTLAND, Ore., (December 30, 2024) — Casago, a premier vacation rental property management company, and Vacasa, Inc. (Nasdaq: VCSA) (“Vacasa” or the “Company”), a leading vacation rental management platform in North America, announced they have entered into a definitive agreement under which Casago and Vacasa will combine in a transaction in which Casago will acquire all outstanding shares of the Company held by public stockholders at a price of $5.02 per share, subject to adjustment as set forth in the merger agreement.

This transaction combines the strengths of both companies and accelerates progress toward a shared vision: empowered local teams, delivering best-in-class home care and revenue for homeowners, and providing superior hospitality for guests. Combining Casago and Vacasa will create an unmatched vacation rental management platform, pairing the advantages of an international brand with the personalized care of local management.

“Casago has always been committed to delivering personalized, locally-empowered service to homeowners, and exceptional experiences to guests. We’re excited to merge with Vacasa, a company that shares our dedication to excellence,” said Casago founder and CEO Steve Schwab. "Together, we will strengthen our ability to deliver consistent service quality on a global scale, leveraging our combined resources, and expertise to better serve our homeowners, guests and partners.”

“This merger is a natural next step in Vacasa’s journey over the past year, sharpening our focus on owners, guests, and our local teams that take care of them every day. By combining with Casago, a company that shares our vision of locally-empowered, homeowner-focused property management, we’re accelerating our progress on that path,” said Vacasa CEO Rob Greyber. “We are pairing national scale with local expertise, empowering entrepreneurial teams to set a new standard in vacation rental property management.”

In addition, Roofstock, a leading proptech platform, plans to invest in and provide strategic guidance to the combined company, leveraging its decade of experience using technology to enhance property management capabilities, customer experience and liquidity for residential property investors. Roofstock brings deep real estate expertise through its service offerings and software solutions, including helping more than 300,000 property owners with nearly 1 million units optimize the performance of their rental properties.

“We are excited to be a part of what we believe should be the category-defining company in the vacation rental space,” said Gary Beasley, co-founder and CEO of Roofstock. “This investment is consistent with our mission of expanding beyond our historical focus on long-term single-family rentals to help power the broader residential investment ecosystem for investors large and small.”

Further operational and organizational details will be announced following the closing of the transaction.

Transaction Details
Under the terms of the merger agreement, Vacasa stockholders receive $5.02 per share in cash upon completion of the proposed transaction, subject to adjustment as set forth in the merger agreement. The per share purchase price represents a premium of 28 percent and 60 percent over Vacasa’s 30-day and 90-day volume weighted average price per share, respectively, as of December 27, 2024, the last trading day prior to execution of the agreement. Existing Vacasa shareholders Silver Lake, Riverwood Capital and Level Equity will continue to have minority investments in the combined company following the closing. Roofstock, Inc.has provided Casago with equity commitments for the transaction and will be investors in the combined company. The transaction, which is expected to be completed towards the end of the first quarter or the early part of the second quarter of 2025, is subject to certain customary closing conditions, including approval by Vacasa’s shareholders.

In early 2024, the Board and management of the Company recommended that the Company begin a review of strategic alternatives and advisers were engaged to assist in conducting that review process. In June of 2024, a Special Committee of the Board of Directors, composed entirely of independent and disinterested directors, was formed to oversee that process. Following the completion of a robust strategic evaluation, and the receipt of a fairness opinion from its independent financial advisor, the Special Committee recommended that the Board approve the merger agreement and the transactions contemplated thereby and that the shareholders of Vacasa vote in favor of adoption of the merger agreement. Upon the Special Committee’s recommendation the Vacasa Board of Directors approved the merger agreement and the transactions contemplated thereby and adopted the other recommendations of the Special Committee.

In connection with the transaction, Vacasa’s tax receivable agreement was amended to provide that no payments will be made in respect of or following the transaction. Additionally, Vacasa entered into an amendment to its revolving credit facility, with such amendments to take effect at the completion of the proposed transaction, to prevent the proposed transaction from triggering a change in control event of default under the revolving credit facility. Vacasa also entered into support agreements with certain rollover stockholders in connection with the proposed transaction.

Upon completion of the transaction, Vacasa’s common stock will no longer be publicly listed on the Nasdaq, and the combined company will become a privately held company.

The foregoing description of the merger agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the merger agreement, for which Vacasa will file a Form 8-K.

Representation
Jefferies LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Casago in connection with the transaction. PJT Partners is serving as financial advisor and Vinson & Elkins LLP is acting as legal advisor to the Special Committee of the Vacasa Board of Directors. Latham & Watkins LLP is acting as legal advisor to Vacasa.

About Casago
Casago is a premier vacation rental management company, overseeing nearly 5,000 properties across 72 cities in the United States, Mexico, Costa Rica, and the Caribbean. Founded in 2001 by former Army Ranger Steve Schwab, Casago has earned a reputation for delivering exceptional guest experiences and reliable property management services. With a customer-centric approach, the company empowers local teams to provide personalized, responsive support for both homeowners and guests. Casago's commitment to quality is reflected in its industry recognition: it is the only property management company of its scale to be rated in the Top 1% by Comparent. Additionally, nearly 95% of U.S.-based local operating partners are Airbnb Superhosts, VRBO Premier Partners, or both.

About Roofstock
Roofstock’s mission is to power the residential investment ecosystem for the benefit of all. The company’s award-winning, tech-enabled end-to-end platform helps investors buy, sell and manage single-family rental properties in over 40 markets around the U.S. Founded in 2015, Roofstock is backed by a blue-chip roster of investors including Khosla Ventures, Bain Capital Ventures, QED, Lightspeed Venture Partners, Canvas Ventures, Invesco and SoftBank Vision Fund 2. Roofstock has facilitated more than $9 billion in buy and sell-side transactions on its platform to date, manages 18,000 rental homes through its Mynd affiliate, and provides asset management software for over 300,000 landlords owning nearly 1 million units through its affiliate Stessa.

About Vacasa
Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that is designed to adjust rates in real time to maximize revenue. Guests can relax comfortably in thousands of Vacasa homes in hundreds of destinations across the United States, and in Belize, Canada, Costa Rica, and Mexico, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo.

Additional Information and Where to Find It
The proposed transaction is expected to be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company plans to file a proxy statement on Schedule 14A and other relevant materials with the Securities and Exchange Commission (the “SEC”). Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to the stockholders of the Company.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by the Company, at the Company’s website, investors.vacasa.com, or at the SEC’s website, www.sec.gov. The proxy statement(s) and other relevant documents may also be obtained for free from the Company by writing to Vacasa, Inc., 850 NW 13th Avenue, Portland, Oregon 97209, Attention: Investor Relations.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the compensation of the directors and named executive officers of the Company is set forth in the “Director Compensation” and “Executive Compensation Matters” sections the definitive proxy statement for the 2024 annual meeting of stockholders for the Company, which was filed with the SEC on April 8, 2024 (the “Proxy Statement”), commencing on pages 16 and 30, respectively, and information regarding the participants’ holdings of the Company’s securities is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement, commencing on page 38. The Proxy Statement can be obtained free of charge from the sources indicated above. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth the Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by Joerg Adams on May 23, 2024, Ryan Bone on May 23, 2024, Chad Cohen on May 23, 2024, Benjamin Levin on May 23, 2024, Barbara Messing on May 23, 2024, Jeffrey Parks on May 23, 2024, Karl Peterson on May 23, 2024, Chris Terrill on May 23, 2024, Rob Greyber on July 5, 2024, Bruce Schuman on July 5, 2024, Luis Sosa on August 9, 2024, and Alan Liu on August 9, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed transaction and other relevant materials when they are filed with the SEC.

Cautionary Note Regarding Forward Looking Statements
The information included herein and in any oral statements made in connection herewith contains forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements and speak only as of the date they are made. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” “target, ” “forecast,” “outlook,” or the negative of these terms or other similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements include, among others, statements regarding forecasts and projections; estimated costs, expenditures, cash flows, growth rates and financial results; plans and objectives for future operations, growth or initiatives; strategies or the expected outcome or impact of pending or threatened litigation; and expected timetable for completing the proposed transaction. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to the Company. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: (i) the failure to obtain the required votes of the Company’s stockholders; (ii) the timing to consummate the proposed transaction; (iii) the satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; (iv) risks related to the ability of the Company to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the diversion of management time on transaction-related issues; (vi) results of litigation, settlements and investigations in connection with the proposed transaction; (vii) actions by third parties, including governmental agencies; (viii) global economic conditions; (ix) potential business uncertainty, including changes to existing business and customer relationships during the pendency of the proposed transaction that could affect financial performance; (x) adverse industry conditions; (xi) adverse credit and equity market conditions; (xii) the loss of, or reduction in business with, key customers; legal proceedings; (xiii) the ability to effectively identify and enter new markets; (xiv) governmental regulation; (xv) the ability to retain management and other personnel; and (xvi) other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the SEC. The Company’s SEC filings may be obtained by contacting the Company, through the Company’s website at investors.vacasa.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.